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EXHIBIT 13.1

CERTIFICATION

        Certification of Chairman and Chief Executive Officer, Deputy Chief Executive Officer, and Chief Financial Officer and Chief Operations Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

        In connection with the Annual Report on Form 20-F of National Bank of Greece S.A. ("National Bank of Greece") for the fiscal year ended December 31, 2007 (the "Report"), Takis Arapoglou, as Chairman and CEO of National Bank of Greece, Ioannis Pechlivanidis, as Deputy CEO, and Anthimos Thomopoulos, as CFO and COO, respectively, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  2.
  The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of National Bank of Greece.

Dated May 27, 2008

/s/ Efstratios-Georgios (Takis) A. Arapoglou
Efstratios-Georgios (Takis) A. Arapoglou Chairman and Chief Executive Officer
/s/ Ioannis G. Pechlivanidis
Ioannis G. Pechlivanidis Deputy Chief Executive Officer
/s/ Anthimos Thomopoulos
Anthimos Thomopoulos Chief Financial Officer and Chief Operations Officer

        The above certificate is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

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  EXHIBIT 13.1
CERTIFICATION